UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2015

MEDIFIRST SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada		27-3888260
State or other jurisdiction incorporation Commission	File Number	IRS Employer Identification No.

4400 Route 9 South, Suite 1000, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(732)-786-8044

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountants

(A) Previous Independent Registered Public Accounting Firm.

Effective June 22, 2015, the Company dismissed David A. Aronson, CPA, P.A. (“Aronson”) as the Company’s certifying auditors. During the period of engagement from June 1, 2011 through June 22, 2015, the auditor’s reports issued by Aronson did not contain an adverse opinion, a disclaimer of opinion, nor were the reports qualified or modified as to uncertainly, audit scope or accounting principles. However, the audit reports did reflect uncertainties regarding the ability of the Company to continue as a going concern. During the referenced period, there were no disagreements between the Company and Aronson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Aronson, would have caused Aronson to make reference to the matter in reports on the Company’s financial statements, had any such reports been issued. During the period of engagement, there were no reportable events as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant has provided Aronson with a copy of the disclosures in this report and the Company requested a letter from Aronson addressed to the Commission confirming the statements made by the Company in this report. That letter is attached as an exhibit to this report.

(B) New Independent Registered Pubic Accounting Firm.

Contemporaneous with Aronson’s dismissal, the Company engaged Anton & Chia LLP as its new certifying auditors for the fiscal year ended December 31, 2015. During the Company’s two most recent fiscal years and the subsequent interim period through March 31, 2015, the Company did not consult with Anton & Chia LLP with respect to any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

 Section 9- Financial Statements and Exhibits

Exhibits

16.1	Letter from David A. Aronson, CPA, P.A.

2

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFIRST SOLUTIONS, INC.
Dated: June 25, 2015
	By:	/s/ Bruce Schoengood
President and Chief Executive Officer